INSTRUMENT OF AMENDMENT TO THE
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (as amended and restated January 1, 2017) (the “K-Plan”), is hereby further amended, effective April 1, 2017, unless otherwise indicated, as follows:

1.	By adding the following new entry to Schedule B:

Knife River Midwest, LLC shall make supplemental contributions on behalf of its Davis‑Bacon Employees in such amounts as may be necessary to satisfy the Prevailing Wage Law’s required fringe cost to the extent that the sum of the employer Matching and Profit Sharing Contributions, if any, for a period are insufficient to satisfy the Prevailing Wage Law’s required fringe cost pursuant to Supplement G.

Effective as of April 1, 2017.
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